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                                                                     Exhibit 4.2


                             SUPPLEMENTAL INDENTURE

                       TO INDENTURE DATED AUGUST 15, 1997

         THIS SUPPLEMENTAL INDENTURE dated as of March 2, 2000, is delivered pursuant to Section 4.11 of the Indenture dated as of August 15, 1997 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "1997 Indenture") among OUTDOOR COMMUNICATIONS, INC., a Delaware corporation, certain of its subsidiaries (the "Guarantors") and FIRST UNION NATIONAL BANK, a national banking corporation, as Trustee (the "Trustee") (all terms used herein without definition having the meanings ascribed to them in the 1997 Indenture).

         The undersigned hereby agrees that:

         1. The undersigned is a Guarantor under the 1997 Indenture with all of the rights and obligations of the Guarantors thereunder.

         2. The undersigned has granted, ratified and confirmed, in the form and substance of Exhibit B to the 1997 Indenture, the Guarantee provided for by
Article XI of the 1997 Indenture.

         3. The undersigned hereby represents and warrants that the representations and warranties set forth in the 1997 Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.

         4. All notices, requests and other communications provided for in the 1997 Indenture should be delivered to the undersigned at the following address:

                  Keith A. Istre
                  Vice President - Finance and
                  Chief Financial Officer
                  Lamar Media Corp. and its Subsidiaries
                  5551 Corporate Blvd.
                  Baton Rouge, LA 70808

         5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 1997 Indenture.

         6. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

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         IN WITNESS WHEREOF, the undersigned have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                                   Guarantor:

                                   Outdoor West, Inc. of Georgia,
                                   a Georgia corporation



                                   By:  /s/ Keith A. Istre
                                        ------------------------------
                                        Keith A. Istre
                                        Vice President - Finance and
                                        Chief Financial Officer

                                   Outdoor West, Inc. of Tennessee,
                                   a Georgia corporation



                                   By:  /s/ Keith A. Istre
                                        ------------------------------
                                        Keith A. Istre
                                        Vice President - Finance and
                                        Chief Financial Officer



Attested:

By:  /s/ James R. McIlwain
     ----------------------------------
     James R. McIlwain, Secretary
     Outdoor West, Inc. of Georgia

By:  /s/ James R. McIlwain
     ----------------------------------
     James R. McIlwain, Secretary
Outdoor West, Inc. of Tennessee

Accepted:

FIRST UNION NATIONAL BANK, as Trustee

By:  /s/ James Long
     ----------------------------------
Title:   Assistant Secretary
       --------------------------------


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                        Additional Subsidiary Guarantors

Lamar Advertising of Texas, Inc.

Lamar Advantage GP Company

Lamar Advantage Holding Company

Lamar Advantage LP Company, L.L.C.

Lamar Advantage Outdoor Company, L.P.

Lamar Ember, Inc.

Lamar Advertising of Macon, L.L.C.

Lamar T.T.R., L.L.C.

Mississippi Logos, L.L.C.

Oklahoma Logos, L.L.C.

New Jersey Logos, L.L.C.

Georgia Logos, L.L.C.

Aztec Group, Inc.

Sunshine Sign Corp.


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